UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Unregistered Offshore Equity Financing

On July 24, 2025, Future FinTech Group Inc. (the “Company”) entered into a securities purchase agreement (the “Equity SPA”) with certain institutional and individual investors (each, a “Purchaser”), pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase, up to an aggregate of 15,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.00 per share. No significant shareholder or officer of the Company participated in the First Transaction. The initial closing is capped at no more than 19.9% of the Company’s outstanding Common Stock as of the closing date (the “19.9% Limit”) and with the issuance of the remaining shares of Common Stock pursuant to the Equity SPA subject to shareholder approval as explained below.

Nasdaq Listing Rule 5635(d) requires shareholder approval before the Company issues Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the outstanding shares or voting power at a price below the greater of the book or market value (the “20% Rule”). Issuing the full 15,000,000 Shares will exceed this 20% threshold; therefore, the Company must obtain shareholder approval before issuing any Shares in excess of the 19.9% Limit.

Additionally, Nasdaq Listing Rule 5635(b) separately requires shareholder approval of any issuance resulting in a “change of control,” which Nasdaq generally presumes to occur when a new investor or group obtains 20% or more of the Company’s outstanding Common Stock or voting power and becomes the single largest holder able to elect, or materially influence the election of, a majority of the Board of Directors (the “Change-of-Control Rule”). The rules generally deem a change of control to occur when, as a result of the issuance, an investor or a group of investors would own, or have the right to acquire, 20 percent or more of the outstanding shares of Common Stock or of the voting power, and such ownership or voting power would be the largest position. An investor or a group of investors could elect, or materially influence the election of, a majority of our directors. Because the transaction will effect a change of control, Rule 5635(b) also makes shareholder approval mandatory.

The foregoing description of the Equity SPA is qualified in its entirety by reference to the full text of the Equity SPA, which is filed as Exhibit 10.01 to this Form 8-K and incorporated herein by reference.

Unregistered Pre-Paid Financing

On July 28, 2025, the Company entered into a Pre-Paid Securities Purchase Agreement (the “Pre-Paid SPA”) and a Registration Rights Agreement (the “RRA,” and together with the Pre-Paid SPA and all related schedules and exhibits, including the Pre-Paid Instruments (as defined below), collectively, the “Pre-Paid Transaction Agreements”), each with Avondale Capital, LLC, a Utah limited liability company (the “Investor”).

The Pre-Paid Transaction Agreements provide for potential funding of up to $10,000,000 (the “Commitment Amount”) through the issuance of pre-paid purchase instruments (each, a “Pre-Paid Instrument,” and collectively, the “Pre-Paid Instruments”). The Pre-Paid Instruments are structured to be settled, in whole or in part, in shares of the Company’s common stock. The number of shares issuable upon any such settlement is determined based on a variable pricing formula that references recent market trading activity. Specifically, the per share price used to calculate the number of shares to be issued (the “Settlement Price”) is equal to 82% of the lowest daily volume-weighted average price (VWAP) of the Company’s common stock during the ten (10) trading days immediately preceding the applicable purchase date, which may be settled in shares of the Company’s Common Stock. The material terms of the Pre-Paid SPA and RRA are summarized below.

Initial Closing

At the initial closing under the Pre-Paid SPA, the Company received $800,000 in gross proceeds and issued a Pre-Paid Instrument with a principal amount of $884,000. This principal amount reflects an original issue discount (OID) of 8% and includes a $20,000 reimbursement for transaction-related expenses. As additional consideration, on the Closing Date (as defined in the Pre-Paid SPA), the Company will issue the number of Common Stock to the Investor as “Commitment Shares”, which will equal 1.50% of the Commitment Amount based on the closing price of the Common Stock on the Trading Day immediately preceding the Closing Date, subject to a 9.99% ownership limitation.

The initial Pre-Paid Instrument bears interest at 8% per annum and may be settled, at the Investor’s discretion, in shares of Common Stock valued at 82% of the lowest daily volume-weighted average price (VWAP) during the ten (10) trading days prior to each purchase date, representing an effective 18% discount. The Company may not issue shares that would cause the Investor to beneficially own more than 9.99% of the Company’s outstanding Common Stock at any time.

Subsequent Fundings

Subject to shareholder approval and satisfaction of other conditions, the Company may complete a second closing in the amount of $500,000 in exchange for a Pre-Paid Instrument with a $540,000 principal amount. Following that, the Company may request additional fundings during a two-year commitment period, in tranches of at least $250,000 and up to $1,500,000 each, with terms substantially similar to the initial Pre-Paid Instrument.

Events of Default

Events of default under the Pre-Paid Instruments may accelerate repayment or suspend the Investor’s funding obligations. Upon an event of default, outstanding obligations may become immediately due and payable at 120% of the balance due, and interest may accrue at 18% per annum. In a change-of-control or other fundamental transaction, the Company may be required to redeem the instruments for cash.

Registration Rights

Under the RRA, the Company is required to file and maintain an effective registration statement covering the resale of the Common Stock issued under the Pre-Paid SPA. Failure to timely register or maintain such registration may result in penalties of 1% of the then-outstanding balance per 30-day period, up to a maximum of 4%.

Issuing the shares required under the Pre-Paid SPA will exceed this 20% threshold; therefore, the Company must obtain shareholder approval before issuing any Shares in excess of the 19.9% Limit in accordance with the 20% Rule and the Change-of-Control Rule.

The foregoing description of each of the Pre-Paid Transaction Agreements is qualified in its entirety by reference to the full text of the Pre-Paid Transaction Agreements, which is filed as Exhibits 10.02, 10.03 and 10.04 to this Form 8-K and incorporated herein by reference.

Shareholder Approval

For the reasons described above, the Company intends to seek shareholder approval of the Equity SPA and the Pre-Paid Transaction Agreements, respectively, and the transactions contemplated thereby at an Extraordinary General Meeting of shareholders. In connection therewith, the Company filed a Preliminary Schedule 14A (as amended) with the U.S. Securities and Exchange Commission on July 29, 2025, which includes proposals 3 and 4 relating to these transactions.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent applicable. The shares of Common Stock issued or issuable pursuant to the Equity SPA or the Pre-Paid Transaction Agreements, respectively, have been, or will be, offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offerings, or pursuant to Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Form Securities Purchase Agreements dated July 24, 2025
10.2	Form Pre-Paid Securities Purchase Agreements dated July 28, 2025
10.3	Form Pre-Paid Purchase#1 Agreement dated July 28, 2025
10.4	Form Registration Rights Agreement dated July 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: July 31, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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